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                                                                       EXHIBIT 5

                  LEGAL OPINION AND CONSENT OF MARY D. ALLEN

                                                May 2, 1996


Hartmarx Corporation
101 North Wacker Drive
Chicago, Illinois 60606


Gentlemen:


     I am Executive Vice President, General Counsel and Secretary of Hartmarx Corporation ("Hartmarx"), and acting in such capacity, in connection with the registration under the Securities Act of 1933, as amended, of 250,000 shares of its common stock, $2.50 par value (the "Shares"), and the stock purchase rights (the "Rights") attached to the Shares, for offering pursuant to the Hartmarx Savings-Investment Plan (the "Plan"), I have examined the Restated Certificate of Incorporation and Bylaws of Hartmarx, each as amended to date, the Rights Agreement dated as of December 6, 1995, between Hartmarx and First Chicago Trust Company of New York, as "Rights Agent", the subject Registration Statement on Form S-8, and such other original and photostatic copies of documents, records and instruments, including minutes of meetings of the Board of Directors of Hartmarx and Stockholders of Hartmarx, respectively, as I have deemed necessary for the purposes of rendering this opinion. In all of my examinations I have assumed the genuineness of all signatures on, and the authenticity of, all documents purporting to be originals and the conformity to originals of all photostatic copies of documents.

     Based upon the foregoing, relying on the statements of facts contained in the documents referred to, it is my opinion that:

          (i)  the Shares are duly authorized for issue; and

         (ii) the Shares, when issued in accordance with the provisions of the Plan, and the Rights attached to the Shares, will be legally issued, fully paid and non-assessable.

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Hartmarx Corporation
May 2, 1996
Page -2-



     I hereby consent to the use of my name in the Prospectus and in the Registration Statement on Form S-8 and to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to such Registration Statement on Form S-8.


                                       Very truly yours,


                                       /s/ MARY D. ALLEN



MDA/hcp